News Release

International Paper Reports Third Quarter 2019 Results

MEMPHIS, Tenn. – October 31, 2019 – International Paper (NYSE: IP) today reported third quarter 2019 financial results.

HIGHLIGHTS

•Third quarter net earnings attributable to International Paper of $344 million ($0.87 per diluted share) compared with $292 million ($0.73 per diluted share) in the second quarter of 2019 and $562 million ($1.37 per diluted share) in the third quarter of 2018
•Third quarter adjusted operating earnings* (non-GAAP) of $431 million ($1.09 per diluted share) compared with $460 million ($1.15 per diluted share) in the second quarter of 2019 and $641 million ($1.56 per diluted share) in the third quarter of 2018
•Third quarter cash provided by operations of $882 million and year-to-date of $2.7 billion compared with $2.4 billion year-to-date in the same period of 2018
•Strong operating performance and cost management
•Third quarter debt repayment of $383 million
•Third quarter share repurchases of $74 million, bringing the trailing 12 month total to $685 million

“International Paper delivered another quarter of solid earnings and strong cash generation,” said Mark Sutton, Chairman and Chief Executive Officer. “We continue to demonstrate the strength and resilience of our cash engine and our ability to perform well in a challenging global environment. Looking ahead to the fourth quarter, we will continue to maximize performance by optimizing our full value chain from fiber to the customer.”

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Third Quarter 2019	Second Quarter 2019	Third Quarter 2018
Net Earnings	$0.87	$0.73	$1.37
Less – Discontinued Operations (Gain) Loss	—	—	—
Net Earnings (Loss) from Continuing Operations	0.87	0.73	1.37
Add Back – Non-Operating Pension Expense	0.02	0.01	0.05
Add Back – Net Special Items Expense (Income)	0.20	0.41	0.14
Adjusted Operating Earnings*	$1.09	$1.15	$1.56

* Adjusted operating earnings (non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. For discussion of special items, net and non-operating pension expense, see the footnotes to the Consolidated Statement of Operations.

Key Financial Measures

(In millions)	Third Quarter 2019	Second Quarter 2019	Third Quarter 2018
Net Sales	$5,568	$5,667	$5,901
Net Earnings Attributable to International Paper	344	292	562
Business Segment Operating Profit	655	472	738
Adjusted Operating Earnings	431	460	641
Cash Provided By (Used For) Operations	882	1,067	941
Free Cash Flow	597	732	584

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of its businesses. Third quarter 2019 business segment net sales and operating profits compared with the second quarter of 2019 and the third quarter of 2018 are as follows:
Business Segment Results

(In millions)	Third Quarter 2019	Second Quarter 2019	Third Quarter 2018
Net Sales by Business Segment
Industrial Packaging	$3,820	$3,864	$4,034
Global Cellulose Fibers	624	661	714
Printing Papers	1,071	1,088	1,102
Corporate and Inter-segment Sales	53	54	51
Net Sales	$5,568	$5,667	$5,901
Operating Profit by Business Segment
Industrial Packaging	$510	$507	$472
Global Cellulose Fibers	(3)	(2)	83
Printing Papers	148	(33)	183
Total Business Segment Operating Profit	$655	$472	$738
Industrial Packaging operating profits in the third quarter of 2019 were $510 million ($535 million excluding special items) compared with $507 million ($515 million excluding special items) in the second quarter of 2019. In North America, earnings increased due to improved demand for boxes and export containerboard, lower planned maintenance outage expenses and lower input costs, primarily for recycled containerboard and wood. Earnings were negatively impacted by lower export containerboard prices and seasonally higher manufacturing operations. In Europe, earnings improved driven by higher average margins and favorable manufacturing operations which benefited from continued improved performance at the Madrid, Spain mill, partially offset by seasonally lower volumes, primarily in Morocco.
Global Cellulose Fibers operating profits in the third quarter of 2019 were $(3) million ($4 million excluding special items) compared with $(2) million ($0 million excluding special items) in the second quarter of 2019. Lower planned maintenance outage expenses and input costs, primarily for energy, chemicals and wood were mostly offset by lower average sales prices for fluff and market pulp and increased economic downtime.
Printing Papers operating profits in the third quarter of 2019 were $148 million ($162 million excluding special items) versus $(33) million ($114 million excluding special items) in the second quarter of 2019. Earnings in both periods were negatively affected by the net impairment of our India Papers business, included as a special item below. In North America, earnings increased due to improved manufacturing operations and lower planned maintenance outage expenses. Average sales margins were slightly lower, primarily due to an unfavorable geographic mix. In Brazil, earnings increased due to seasonally stronger demand and a favorable geographic mix, partially offset by unfavorable export average sales prices. In Europe and Russia, earnings increased primarily due to lower planned maintenance outages in both regions.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were $18 million in the third quarter of 2019 compared with $67 million in the second quarter of 2019. Operationally, earnings decreased driven by lower export sales prices for hardwood pulp, softwood pulp and containerboard to China and other export markets. Sales volumes also decreased due to planned outages at the Bratsk, Koryazhma and Ust-Ilimsk mills. The Company recognized a non-cash after-tax foreign exchange loss of $4 million in the third quarter of 2019 ($0.01 per diluted share), compared with a gain of $7 million in the second quarter of 2019 ($0.02 per diluted share), primarily due to Ilim's U.S. dollar denominated net debt.

Graphic Packaging equity earnings on our 21.6% ownership position were $10 million in the third quarter of 2019, compared with $14 million in the second quarter of 2019.

CORPORATE EXPENSES
Corporate expenses were $21 million for the third quarter of 2019, compared with $3 million in the second quarter of 2019.

EFFECTIVE TAX RATE
The reported effective tax rate for the third quarter of 2019 was 30%, which reflects the impact of certain non-deductible special items noted below, and adjustments to the U.S. Federal tax provision after the finalization of the 2018 tax return, compared to a 2019 second quarter reported effective tax rate of 38%. The higher reported effective tax rate in the second quarter reflects the impact of certain non-deductible special items and other tax expense noted below as special items.

Excluding special items and non-operating pension expense, the operational effective tax rate for the third quarter of 2019 was 27%, compared with 25% for the second quarter of 2019. The higher effective tax rate in the third quarter is primarily due to the U.S. taxation of foreign earnings and related adjustments to the U.S. Federal tax provision after the finalization of the 2018 tax return.

EFFECTS OF SPECIAL ITEMS
Special items in the third quarter of 2019 amount to a net after-tax charge of $80 million ($0.20 per diluted share) compared with $162 million ($0.41 per diluted share) in the second quarter of 2019 and $60 million ($0.14 per diluted share) in the third quarter of 2018. Special items in all periods include the following charges (gains):

	Third Quarter 2019		Second Quarter 2019		Third Quarter 2018
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Overhead cost reduction initiative	$21	$16	$—	$—	$—	$—
Total restructuring and other charges, net	21	16	—	—	—	—
Italian antitrust fine	32	32	—	—	—	—
Litigation reserves	22	17	—	—	—	—
Gain on sale of previously closed Oregon mill site	(9)	(7)	—	—	—	—
Multi-employer pension plan exit liability adjustment	(7)	(6)	—	—	—	—
India impairment	6	6	145	143	—	—
Environmental remediation reserve adjustment	15	11	—	—	9	7
Brazil Packaging impairment	—	—	—	—	122	81
Abandoned property removal	13	10	11	8	6	4
Other	1	1	2	2	5	4
Tax benefit of Tax Cuts and Jobs Act	—	—	—	—	—	(36)
Other tax expense, net	—	—	—	9	—	—
Total special items, net	$94	$80	$158	$162	$142	$60

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 4985646. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 4985646.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ more than 50,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2018 were $23 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates” and similar expressions identify forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures, restructurings and capital investments; and (viii) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2019		2018		2019		2019		2018
Net Sales	$5,568		$5,901		$5,667		$16,878		$17,355
Costs and Expenses
Cost of products sold	3,772	(a)	3,887	(g)	3,901	(a)	11,602	(a)	11,757	(g)
Selling and administrative expenses	387		405		402		1,202		1,277	(m)
Depreciation, amortization and cost of timber harvested	327	(b)	335	(h)	321	(b)	963	(b)	990	(h)
Distribution expenses	395		397		384		1,168		1,166
Taxes other than payroll and income taxes	42		44		43		128		130
Restructuring and other charges, net	21	(c)	—		—		21	(c)	48	(n)
Net (gains) losses on sales and impairments of businesses	8	(d)	122	(i)	152	(d)	153	(d)	122	(i)
Antitrust fines	32	(e)	—		—		32	(e)	—
Interest expense, net	123		133		122	(k)	378	(k)	401
Non-operating pension expense	9		25		8		27		65
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	452		553		334		1,204		1,399
Income tax provision (benefit)	137		83	(j)	128	(l)	371	(l)	302	(j)
Equity earnings (loss), net of taxes	27		92		80		221		257
Earnings (Loss) From Continuing Operations	342		562		286		1,054		1,354
Discontinued operations, net of taxes	—		—		—		—		345	(o)
Net Earnings (Loss)	342		562		286		1,054		1,699
Less: Net earnings (loss) attributable to noncontrolling interests	(2)	(f)	—		(6)	(f)	(6)	(f)	3
Net Earnings (Loss) Attributable to International Paper Company	$344		$562		$292		$1,060		$1,696
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.88		$1.38		$0.74		$2.67		$3.28
Discontinued operations	—		—		—		—		0.84
Net earnings (loss)	$0.88		$1.38		$0.74		$2.67		$4.12
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.87		$1.37		$0.73		$2.65		$3.25
Discontinued operations	—		—		—		—		0.83
Net earnings (loss)	$0.87		$1.37		$0.73		$2.65		$4.08
Average Shares of Common Stock Outstanding - Diluted	395.4		411.4		398.2		399.6		416.3

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes pre-tax charges of $13 million ($10 million after taxes), $11 million ($8 million after taxes) and $35 million ($26 million after taxes) for three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, for the removal of abandoned property at our mills, pre-tax income of $7 million ($6 million after taxes) and a pre-tax charge of $9 million ($6 million after taxes) for the three months and nine months ended September 30, 2019, respectively, for costs associated with a multi-employer pension plan exit liability, a pre-tax gain of $9 million ($7 million after taxes) for the three months and nine months ended September 30, 2019 for the sale of a previously closed Oregon mill site, a pre-tax charge of $22 million ($17 million after taxes) for the three months and nine months ended September 30, 2019 for litigation reserves and a pre-tax charge of $15 million ($11 million after taxes) for the three months and nine months ended September 30, 2019 for an environmental remediation reserve adjustment.

(b)	Includes charges of $1 million (before and after taxes) for each of the three months ended September 30, 2019 and June 30, 2019 and $3 million (before and after taxes) for the nine months ended September 30, 2019 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(c)	Includes a pre-tax charge of $21 million ($16 million after taxes) for the three months and nine months ended September 30, 2019 related to an overhead cost reduction initiative.

(d)	Includes a loss of $2 million (before and after taxes), $95 million (before and after taxes), and $97 million (before and after taxes) for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, related to the foreign currency cumulative translation adjustment resulting from the classification of the net assets of our India Papers business as held for sale, a loss of $6 million (before and after taxes), a pre-tax loss of $57 million ($55 million after taxes) and a pre-tax loss of $63 million ($55 million after taxes) for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, for the impairment of the net assets of our India Papers business and a pre-tax gain of $7 million ($6 million after taxes) for the nine months ended September 30, 2019 related to the sale of a box plant in our EMEA Packaging business.

(e)	Includes a charge of $32 million (before and after taxes) for the three months and nine months ended September 30, 2019 related to an Italian antitrust fine.

(f)	Includes the allocation of loss to noncontrolling interest of $2 million (before and after taxes), $7 million (before and after taxes) and $9 million (before and after taxes) for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, associated with the impairment of the net assets of our India Papers business.

(g)	Includes pre-tax charges of $6 million ($4 million after taxes) and $24 million ($18 million after taxes) for the three months and nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills, a pre-tax charge of $9 million ($7 million after taxes) for the three months and nine months ended September 30, 2018 for an environmental remediation reserve adjustment and a pre-tax charge of $9 million ($7 million after taxes) for the nine months ended September 30, 2018 for a legal settlement.

(h)	Includes a pre-tax charge of $5 million ($4 million after taxes) for the three months and nine months ended September 30, 2018 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(i)	Includes a pre-tax charge of $122 million ($81 million after taxes) for the three months and nine months ended September 30, 2018 related to the impairment of fixed assets and an intangible asset in our Brazil Packaging business.

(j)	Includes a tax benefit of $36 million for the three months and nine months ended September 30, 2018 related to the Tax Cuts and Jobs Act and tax expense of $9 million for the nine months ended September 30, 2018 related to state income tax legislative changes.

(k)	Includes a charge of $1 million (before and after taxes) for the three months ended June 30, 2019 and the nine months ended September 30, 2019 for interest expense associated with foreign tax audits.

(l)	Includes tax expense of $9 million for the three months ended June 30, 2019 and the nine months ended September 30, 2019 related to a tax rate change in Luxembourg, tax expense of $3 million for the three months ended June 30, 2019 and the nine months ended September 30, 2019 related to foreign tax audits and a tax benefit of $3 million for the three months ended June 30, 2019 and the nine months ended September 30, 2019 related to state income tax legislative changes.

(m)	Includes a pre-tax charge of $12 million ($9 million after taxes) for the nine months ended September 30, 2018 associated with our proposal to acquire Smurfit Kappa.

(n)	Includes pre-tax charges of $48 million ($35 million after taxes) for the nine months ended September 30, 2018 related to the optimization of our EMEA Packaging business.

(o)	Includes pre-tax income of $488 million ($364 million after taxes) for the nine months ended September 30, 2018 for the gain on the transfer of the North American Consumer Packaging business. Also includes pre-tax charges of $25 million ($19 million after taxes) for the nine months ended September 30, 2018 for transaction costs to transfer the North American Consumer Packaging business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2019	2018	2019	2019	2018
Net Earnings (Loss) Attributable to International Paper Company	$344	$562	$292	$1,060	$1,696
Less: Discontinued operations (gain) loss	—	—	—	—	(345)
Earnings (Loss) from Continuing Operations, including non-controlling interest	344	562	292	1,060	1,351
Add back: Non-operating pension expense	7	19	6	21	49
Add back: Special items expense (income)	80	60	162	257	134
Adjusted Operating Earnings	$431	$641	$460	$1,338	$1,534

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2019	2018	2019	2019	2018
Diluted Earnings per Common Share as Reported	$0.87	$1.37	$0.73	$2.65	$4.08
Less: Discontinued operations (gain) loss	—	—	—	—	(0.83)
Continuing Operations	0.87	1.37	0.73	2.65	3.25
Add back: Non-operating pension expense	0.02	0.05	0.01	0.05	0.11
Add back: Special items expense (income)	0.20	0.14	0.41	0.65	0.32
Adjusted Operating Earnings per Share	$1.09	$1.56	$1.15	$3.35	$3.68
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense, items considered by management to be unusual as reflected in the notes to the Consolidated Statement of Operations and discontinued operations from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2019		2018		2019		2019		2018
Industrial Packaging	$3,820		$4,034		$3,864		$11,516		$11,883
Global Cellulose Fibers	624		714		661		1,974		2,083
Printing Papers	1,071		1,102		1,088		3,224		3,215
Corporate and Inter-segment Sales	53		51		54		164		174
Net Sales	$5,568		$5,901		$5,667		$16,878		$17,355
Operating Profit by Business Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2019		2018		2019		2019		2018
Industrial Packaging	$510	(a)	$472	(f)	$507	(a)	$1,421	(a)	$1,446	(f)
Global Cellulose Fibers	(3)	(b)	83	(g)	(2)	(b)	27	(b)	160	(g)
Printing Papers	148	(c)	183	(h)	(33)	(c)	258	(c)	341	(h)
Total Business Segment Operating Profit	$655		$738		$472		$1,706		$1,947

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$452		$553		$334		$1,204		$1,399
Interest expense, net	123		133		122	(j)	378	(j)	401
Noncontrolling interest/equity earnings adjustment (k)	2	(d)	(2)		5	(d)	4	(d)	(7)
Corporate expenses, net	21		20		3		45		59
Corporate special items, net	48	(e)	9	(i)	—		48	(e)	30	(i)
Non-operating pension expense	9		25		8		27		65
Adjusted Operating Profit	$655		$738		$472		$1,706		$1,947
Equity Earnings (Loss) in Ilim S.A., Net of Taxes	$18		$74		$67		$186		$223
Equity Earnings (Loss) in Graphic Packaging International Partners, LLC	$10		$19		$14		$37		$36

(a)	Includes charges of $9 million, $8 million and $25 million for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, for the removal of abandoned property at our mills, income of $7 million for the three months ended September 30, 2019 and a charge of $9 million for the nine months ended September 30, 2019 for costs associated with a multi-employer pension plan exit liability, a gain of $9 million for the three months and nine months ended September 30, 2019 on the sale of a previously closed Oregon mill site, a charge of $32 million for the three months and nine months ended September 30, 2019 related to an Italian antitrust fine and a gain of $7 million for the nine months ended September 30, 2019 related to the sale of a box plant in our EMEA Packaging business.

(b)	Includes charges of $3 million, $2 million and $8 million for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, for the removal of abandoned property at our mills and a charge of $4 million for the three months and nine months ended September 30, 2019 related to an overhead cost reduction initiative.

(c)	Includes a loss of $2 million, $95 million and $97 million for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, related to the foreign currency cumulative translation adjustment resulting from the classification of the net assets of our India Papers business as held for sale, a loss of $6 million, $57 million and $63 million, partially offset by the allocation of loss to noncontrolling interest of $2 million, $7 million and $9 million for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, for the impairment of the net assets of our India Papers business, a charge of $1 million for each of the three months ended September 30, 2019 and June 30, 2019 and $3 million for the nine months ended September 30, 2019 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production, a charge of $1 million for each of the three months ended September 30, 2019 and June 30, 2019 and $2 million for the nine months ended September 30, 2019 for the removal of abandoned property at our mills, and a charge of $6 million for the three months and nine months ended September 30, 2019 related to an overhead cost reduction initiative.

(d)	Includes the allocation of loss to noncontrolling interest of $2 million, $7 million and $9 million for the three months ended September 30, 2019 and June 30, 2019 and the nine months ended September 30, 2019, respectively, associated with the impairment of the net assets of our India Papers business.

(e)	Includes a charge of $22 million for the three months and nine months ended September 30, 2019 for litigation reserves, a charge of $15 million for the three months and nine months ended September 30, 2019 for an environmental remediation reserve adjustment, and a charge of $11 million for the three months and nine months ended September 30, 2019 related to an overhead cost reduction initiative.

(f)	Includes a charge of $122 million for the three months and nine months ended September 30, 2018 for the impairment of fixed assets and an intangible asset in our Brazil Packaging business, charges of $48 million for the nine months ended September 30, 2018 related to the optimization of our EMEA Packaging business and charges of $4 million and $15 million for the three months and nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills.

(g)	Includes charges of $2 million and $9 million for the three months and nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills.

(h)	Includes a charge of $5 million for the three months and nine months ended September 30, 2018 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(i)	Includes a charge of $9 million for the three months and nine months ended September 30, 2018 for an environmental remediation reserve adjustment, a charge of $12 million for the nine months ended September 30, 2018 associated with our proposal to acquire Smurfit Kappa, and a charge of $9 million for the nine months ended September 30, 2018 for a legal settlement.

(j)	Includes a charge of $1 million for the three months ended June 30, 2019 and the nine months ended September 30, 2019 for interest expense associated with foreign tax audits.

(k)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$510	$(3)	$148	$655
Special Items Expense (Income) (a)	25	7	14	46
Operating Profit (Loss) Before Special Items	$535	$4	$162	$701

	Three Months Ended September 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$472	$83	$183	$738
Special Items Expense (Income) (b)	126	2	5	133
Operating Profit (Loss) Before Special Items	$598	$85	$188	$871

	Three Months Ended June 30, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$507	$(2)	$(33)	$472
Special Items Expense (Income) (a)	8	2	147	157
Operating Profit (Loss) Before Special Items	$515	$—	$114	$629

	Nine Months Ended September 30, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,421	$27	$258	$1,706
Special Items Expense (Income) (a)	50	12	162	224
Operating Profit (Loss) Before Special Items	$1,471	$39	$420	$1,930

	Nine Months Ended September 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,446	$160	$341	$1,947
Special Items Expense (Income) (b)	185	9	5	199
Operating Profit (Loss) Before Special Items	$1,631	$169	$346	$2,146

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment
(b)	See footnotes (f) - (h) on Sales and Earnings by Business Segment

The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2019	2018	2019	2019	2018
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,651	2,666	2,624	7,810	7,969
Containerboard	736	853	707	2,140	2,436
Recycling	556	566	625	1,790	1,700
Saturated Kraft	47	51	52	140	149
Gypsum /Release Kraft	49	56	49	149	176
Bleached Kraft	5	8	5	17	24
EMEA Packaging (b)	375	329	379	1,124	1,113
Brazilian Packaging (b)	96	92	91	272	263
European Coated Paperboard	106	98	102	312	284
Industrial Packaging	4,621	4,719	4,634	13,754	14,114
Global Cellulose Fibers (In thousands of metric tons) (c)	878	886	869	2,606	2,665
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	451	461	441	1,340	1,415
European & Russian Uncoated Papers	352	363	367	1,073	1,066
Brazilian Uncoated Papers	301	293	283	828	818
Indian Uncoated Papers	49	62	66	183	195
Printing Papers	1,153	1,179	1,157	3,424	3,494

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2019	December 31, 2018
Assets
Current Assets
Cash and Temporary Investments	$697	$589
Accounts and Notes Receivable, Net	3,305	3,521
Contract Assets	388	395
Inventories	2,194	2,241
Assets Held for Sale	278	—
Other	189	250
Total Current Assets	7,051	6,996
Plants, Properties and Equipment, Net	12,845	13,067
Forestlands	378	402
Investments	1,651	1,648
Financial Assets of Variable Interest Entities	7,084	7,070
Goodwill	3,412	3,374
Right of Use Assets	425	—
Deferred Charges and Other Assets	1,002	1,019
Total Assets	$33,848	$33,576
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$402	$639
Accounts Payable and Other Current Liabilities	4,079	4,055
Liabilities Held for Sale	248	—
Total Current Liabilities	4,729	4,694
Long-Term Debt	9,957	10,015
Nonrecourse Financial Liabilities of Variable Interest Entities	6,303	6,298
Deferred Income Taxes	2,643	2,600
Pension Benefit Obligation	1,653	1,762
Postretirement and Postemployment Benefit Obligation	248	264
Long-Term Lease Obligations	292	—
Other Liabilities	567	560
Equity
Invested Capital, Net of Treasury Stock	(1,006)	(103)
Retained Earnings	8,447	7,465
Total International Paper Shareholders’ Equity	7,441	7,362
Noncontrolling interests	15	21
Total Equity	7,456	7,383
Total Liabilities and Equity	$33,848	$33,576

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net earnings (loss)	$1,054	$1,699
Depreciation, amortization and cost of timber harvested	963	990
Deferred income tax expense (benefit), net	68	163
Restructuring and other charges, net	21	48
Net gain on transfer of North American Consumer Packaging business	—	(488)
Net (gains) losses on sales and impairments of businesses	153	122
Antitrust fines	32	—
Equity method dividends received	260	130
Equity (earnings) losses, net	(221)	(257)
Periodic pension expense, net	70	172
Other, net	106	75
Changes in current assets and liabilities
Accounts and notes receivable	168	(441)
Contract assets	6	(20)
Inventories	(9)	(120)
Accounts payable and accrued liabilities	(11)	301
Interest payable	(31)	(33)
Other	53	64
Cash Provided By (Used For) Operating Activities	2,682	2,405
Investment Activities
Invested in capital projects	(913)	(1,286)
Acquisitions, net of cash acquired	(99)	—
Net settlement on transfer of North American Consumer Packaging business	—	(40)
Proceeds from divestitures, net of cash divested	17	—
Proceeds from sale of fixed assets	15	12
Other	(14)	4
Cash Provided By (Used For) Investment Activities	(994)	(1,310)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(535)	(532)
Issuance of debt	381	349
Reduction of debt	(772)	(242)
Change in book overdrafts	(29)	(33)
Dividends paid	(595)	(588)
Other	3	—
Cash Provided By (Used for) Financing Activities	(1,547)	(1,046)
Cash Included in Assets Held for Sale	(19)	—
Effect of Exchange Rate Changes on Cash	(14)	(41)
Change in Cash and Temporary Investments	108	8
Cash and Temporary Investments
Beginning of the period	589	1,018
End of the period	$697	$1,026

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash Provided By (Used For) Operating Activities	$882	$941	$2,682	$2,405
Adjustments:
Cash invested in capital projects	(285)	(357)	(913)	(1,286)
Free Cash Flow	$597	$584	$1,769	$1,119

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.